EXHIBIT 99.5


MBNA MASTER CREDIT CARD TRUST 1993-1

KEY PERFORMANCE FACTORS
September, 1996

Scheduled Maturity                                      	9/15/98


Coupon                                                  	5.8000%


Excess Protection Level
   3 Month Average  	5.97%
     September, 1996  	6.09%
     August, 1996  	6.30%
     July, 1996  	5.52%



Cash Yield                                              	18.45%


Investor Charge Offs                                    	4.25%


Base Rate                                               	8.11%


Over 35 Day Delinquency                                 	4.69%


Seller's Interest                                       	23.38%


Total Payment Rate                                      	10.55%


Total Principal Balance                                $	8,569,976,593.09


Investor Participation Amount                          $	750,000,000.00


Seller Participation Amount                            $	2,003,309,926.38